                                                                    EXHIBIT 10.5

                                    SUBLEASE

         This Sublease is made as of the 20th day of August, by and between R SQUARED DISTRIBUTING OF COLORADO, A COLORADO CORPORATION (hereinafter referred to as "Sublandlord") and HIGH SPEED ACCESS CORP., A DELAWARE CORPORATION (hereinafter referred to as "Subtenant") with regard to the following facts.

                                    RECITALS

         A. Sublandlord is the tenant under that certain LEASE AGREEMENT WITH EXECUTIVE BUSINESS PARK LIMITED PARTNERSHIP, A COLORADO LIMITED PARTNERSHIP (THE "LANDLORD"), DATED SEPTEMBER 6, 1989, AS AMENDED BY A FIRST AMENDMENT TO LEASE DATED APRIL 30, 1992, A SECOND AMENDMENT TO LEASE DATED SEPTEMBER 17, 1992, A THIRD AMENDMENT TO LEASE DATED FEBRUARY 1, 1994, A FOURTH AMENDMENT TO LEASE DATED NOVEMBER 30, 1994, AND A FIFTH AMENDMENT TO LEASE DATED AUGUST 13, 1996 (THE "MASTER LEASE"), a copy of which Master Lease is attached hereto as Exhibit A and by this reference made a part hereof concerning approximately 33,074 rentable square feet of office space known as Suite 200 (the "Premises"), consisting of approximately 15,056 rentable square feet on the 2nd floor and 18,018 rentable square feet on the 1st floor of the building (the "Building") located at 11211 E.

Arapahoe Road, Englewood, Colorado.

         B. Subtenant desires to sublease from Sublandlord the Premises (which shall be hereafter referred to as the "Subleased Premises") and Sublandlord has agreed to sublease the Subleased Premises to Subtenant upon the terms, covenants and conditions herein set forth.

                                    AGREEMENT

         In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

         1. Sublease. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and takes from Sublandlord the Subleased Premises in its current "AS IS" and "with all faults" condition. Subtenant acknowledges and agrees that Sublandlord is under no obligation to make any additions, improvements, or alterations whatsoever in or to the Subleased Premises.

         2. Term. The term of this Sublease shall commence on September 1, 1999, with respect to the 2nd floor and January 1, 2000 with respect to the 18,018 rentable square feet on the 1st floor, and shall end, unless sooner terminated, as provided in the Master Lease, on September 30, 2001.

         3.       Rent; Security Deposit.

                  3.1 Base Rent. Subtenant shall pay Base Rent during the term of this Sublease in the amount of $7.00 triple net ("NNN") per rentable square foot of the Subleased Premises per year, payable monthly in advance on the first day of each month in equal monthly installments as follows:

----------------------------------------------------------------------------------------------------------------------
            PERIOD                 RENTABLE SQUARE FEET           BASE RENT PER RSF            MONTHLY BASE RENT
----------------------------------------------------------------------------------------------------------------------
      9/1/99 - 12/31/99                   15,056                        $7.00                      $8,782.67
----------------------------------------------------------------------------------------------------------------------
       1/1/00 - 9/30/01                   33,074                        $7.00                     $19,293.17
----------------------------------------------------------------------------------------------------------------------

Furthermore, in the event that the term of this Sublease shall begin or end on a date which is not the first day of a month, Base Rent shall be prorated as of such date.

                  3.2 Security Deposit; Waiver of Liens and Claims on Subtenant's Personal Property. Concurrent with Subtenant's execution of this Sublease, Subtenant shall deliver to Sublandlord (by negotiable instrument payable directly to the Landlord) the first month's Base Rent. In addition, Subtenant shall deliver to Sublandlord (by negotiable instrument payable jointly to Landlord and Sublandlord) Additional Rent in the amount of $13,224.19 ((($7.00/RSF + $3.54/RSF) x 15,056)/12) plus the amount of $29,050.00
((($7.00/RSF + $3.54/RSF) x 33,074)/12) as a Security Deposit with respect to Subtenant's obligations under this Sublease, to be held by Sublandlord in accordance with Section 2.B. of the Master Lease (reinstated with regard to this Sublease). In exchange for Subtenant's remittance of such Security Deposit, and notwithstanding any other provisions hereof, Sublandlord hereby waives any and all claims and/or liens it may have under this Sublease with respect to Subtenant's computer and phone system equipment and other personal property (some or all of which may be leased by other commercial banking institutions) located in or about the Subleased Premises, regardless of whether a default has occurred or is continuing under this Sublease. Sublandlord shall also cooperate with and assist Subtenant in acquiring an identical waiver from the Landlord.

                  3.3 Additional Rent-Operating Expenses. Subtenant shall also pay as Additional Rent during each calendar year or partial calendar year during the term hereof Subtenant's Pro Rata Share of Operating Expenses and Real Estate Taxes for the Subleased Premises pursuant to the same terms and conditions of
Section 2.C of the Master Lease. SUBTENANT'S PRO RATA SHARE FOR THE SUBLEASED PREMISES IS 46.86% AND LANDLORD'S ESTIMATE OF ADDITIONAL RENT FOR 1999 IS $3.54 PER RENTABLE SQUARE FOOT.

         4. Use, Alterations. The Premises shall be used for general offices, including a call center/help desk, equipment test/staging and network operating center, not inconsistent with the character and type of tenancy found in comparable first class office buildings in the Denver, Colorado metropolitan area and for no other purposes without the prior written consent of Sublandlord. Except as herein to be provided, Subtenant covenants and agrees to use the Premises in accordance with the provisions of the Master Lease and for no other purpose and otherwise in accordance with the terms and conditions of the Master Lease and this Sublease. Sublandlord agrees, and shall acquire Landlord's agreement, to allow Subtenant, at Subtenant's expense and in accordance with
Section 7 of the Master Lease, Alterations (provided that Subtenant shall be entitled to use its own contractors subject to Landlord's consent not to be unreasonably withheld), to install an enclosed diesel-powered backup generator on a concrete pad in a mutually-agreeable parking space outside the building (near the loading dock) and run conduit into and through the building conduit with appropriate interface and connections to the building's electrical systems. Subtenant at its expense will remove such generator and related wiring/conduit prior to or contemporaneous with the termination of this Sublease. Subtenant further covenants and agrees that any other improvements or alterations to the Subleased Premises shall be subject to the terms and provisions of Section 7 of the Lease and the prior written consent of Sublandlord, which shall not be unreasonably withheld or delayed.

         5. Master Lease. As applied to this Sublease, the words "Landlord" and "Tenant" as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. Subtenant and this Sublease shall be subject in all respects to the terms of, and the rights of the Landlord under, the Master Lease. Except as otherwise expressly provided in Section 7 hereof, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Subleased Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease shall control.

         6.       Landlord's Performance Under Master Lease.

                  6.1 Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Sublandlord by the terms of this Sublease. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations hereunder are conditional upon due performance by the Landlord of its corresponding obligations under the Master Lease and Sublandlord shall not be liable to Subtenant for any default of the Landlord under the Master Lease. Subtenant shall not have any claim against Sublandlord unless such failure or refusal is a result of Sublandlord's act or failure to act by reason of the Landlord's failure or refusal to comply with any of the provisions of the Master Lease. This Sublease shall remain in full force and effect notwithstanding the Landlord's failure or refusal to comply with any such provisions of the Master Lease. Subtenant covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions and conditions of the Master Lease, except as modified herein. Furthermore, Subtenant and Sublandlord further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder.

                  6.2 Whenever the consent of Landlord shall be required by, or Landlord shall fail to perform its obligations under, the Master Lease, Sublandlord agrees to use its best efforts to obtain such consent and/or performance on behalf of Subtenant.

                  6.3 Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect, all obligations of both Landlord and Sublandlord thereunder have been satisfied and Sublandlord has neither given nor received a notice of default pursuant to the Master Lease.

                  6.4 Sublandlord covenants as follows: (i) not to voluntarily terminate the Master Lease without the Subtenant's consent, (ii) not to modify the Master Lease so as to adversely affect Subtenant's rights hereunder without the Subtenant's consent, and (iii) to take all actions reasonably necessary to preserve the Master Lease, including the payment of any incremental Base Rent due Landlord under the Master Lease. Subtenant shall the right but not the obligation to cure any default, monetary or otherwise, by Sublandlord under the Master Lease, and demand indemnification and/or recover damages for same from Sublandlord.

                  6.5 Subtenant hereby acknowledges and agrees that Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease, except as may be specifically set forth in Landlord's Consent to Sublease Agreement (the "Consent") of even date herewith.

         7. Variations from Master Lease. The following covenants, agreements, terms, provisions and conditions of the Master Lease are hereby modified or not incorporated herein:

                  7.1 Notwithstanding anything to the contrary set forth in Sections 1 and 2 [Term; Base Rent; Security Deposit] of the Master Lease, the term of this Sublease and base rent payable under this Sublease and the amount of the Security Deposit required of Subtenant shall be as set forth in Sections 2 and 3 above.

                  7.2 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease other than Oliver Real Estate and Grubb & Ellis Company and each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder's fees arising out of either of their acts in connection with this Sublease. The provisions of this Section 7.2 shall survive the expiration or earlier termination of this Sublease.

                  7.3 Notwithstanding anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease shall be deemed to be the property of Subtenant.

                  7.4 Any notice which may or shall be given by either party hereunder shall be either delivered personally or sent by certified mail, return receipt requested, addressed to the party for whom it is intended at the following designated addresses:

                  To Subtenant:          High Speed Access Corp.
                                         Attn:    John G. Hundley
                                         4100 East Mississippi Ave., Suite 1150
                                         Denver, CO  80246
                                         Phone:   303.256.2000
                                         Fax:     303.256.2001

                  To Sublandlord:        Vangard Technology
                                         Attn:  Mr. Richard Winslow
                                         11211 E. Arapahoe Rd., Suite 200
                                         Englewood, CO 80112
                                         Phone:  303.790.6090
                                         Fax:  303.799.9297

                  7.5 All amounts payable hereunder by Subtenant shall be remitted to Sublandlord by negotiable instrument payable to the Landlord.

                  7.6 Sublandlord shall deliver the Subleased Premises to Subtenant in its current "as is" condition.

                  7.7 Subtenant shall not be required to remove any improvements located in the Subleased Premises upon the expiration of the term hereof.

                  7.8 The following provisions of the Master Lease shall be deemed deleted for the purpose of incorporation by reference in this Sublease:
None.

         8. Indemnity. Subtenant hereby agrees to indemnify and hold Sublandlord harmless from and against any and all claims, losses and damages, including, without limitation, reasonable attorneys' fees and disbursements, which may at any time be asserted against Sublandlord by (a) the Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease Subtenant is obligated to perform, or (b) any person by reason of Subtenant's use and/or occupancy of the Subleased Premises.

The provisions of this Section 8 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease, except to the extent any of the foregoing is caused or by the negligence of Sublandlord.

         9. Cancellation of Master Lease. In the event of the cancellation or termination of the Master Lease for any reason whatsoever or of the involuntary surrender of the Master Lease by operation of law prior to the expiration date of this Sublease, if Landlord agrees to accept the tenancy created hereby as provided in Section 3 of the Consent (hereinafter defined). Subtenant agrees to make full and complete attornment to the Landlord under the Master Lease for the balance of the term of this Sublease and upon the then executory terms hereof at the option of the Landlord at any time during Subtenant's occupancy of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to the Landlord. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request of the Landlord.

         10. Certificates. Each party hereto shall at any time and from time to time as requested by the other party upon not less than ten (10) days' prior written notice, execute, acknowledge and deliver to the other party, a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications, if any) certifying the dates to which rent and any other charges have been paid and stating whether or not, to the knowledge of the person signing the certificate, that the other party is not in default beyond any applicable grace period provided herein in performance of any of its obligations under this Sublease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

         11. Assignment or Subletting. Subject further to all of the rights of the Landlord under the Master Lease and the restrictions contained in the Master Lease, Subtenant shall not be entitled to assign this Sublease or to sublet all or any portion of the Premises without the prior written consent of Sublandlord, which consent may not be unreasonably withheld.

         12. Severability. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

         13. Entire Agreement; Waiver. This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

         14. Captions and Definitions. Captions to the Sections in this Sublease are included for convenience only and are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.

         15. Further Assurances. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.

         16. Governing Law. This Sublease shall be governed by and in all respects construed in accordance with the internal laws of the State of Colorado.

         17. Default. The occurrence or existence of any one or more of the following events or circumstances shall constitute a material default hereunder by Subtenant.

             (i) Subtenant shall fail to pay when due any amounts payable hereunder;

             (ii)              Subtenant shall vacate or abandon the Subleased
             Premises;

             (iii) Subtenant shall fail to perform or observe any other provision of this Sublease or the Master Lease to be performed or observed by Subtenant and such failure continues for ten (10) days after written notice thereof to Subtenant (or for such period, if any, but not to exceed the shorter of the time for cure set forth in the Master Lease, if any, or twenty (20) days if the default is of such nature that it cannot be cured within such ten (10)-day period, provided that Subtenant commences to remedy such default within such ten (10)-day period and proceeds with reasonable diligence thereafter to cure such default.

         18. Remedies. If Subtenant shall default under this Sublease as set forth in Section 17 above, Sublandlord shall, subject to Section 3.2 hereof, have the following rights and remedies, in addition to all other remedies at law or equity and none of the following, whether or not exercised by Sublandlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity:

             a. Sublandlord shall have the right to terminate this Sublease by giving Subtenant written notice at any time. No act by or on behalf of Sublandlord, such as entry of the Subleased Premises by Sublandlord to perform maintenance and repairs and efforts to relet the Subleased Premises, other than giving Subtenant written notice of termination, shall terminate this Sublease. If Sublandlord gives such notice, this Sublease and the term as well as the right, title and interest of Subtenant under this Sublease shall wholly cease and expire in the same manner and with the same force and effect (except as to Subtenant's liability) on the date specified in such notice as if such date were the expiration date of the term without the necessity of reentry or any other act on Sublandlord's part, any requirement for any other act or notice by Sublandlord being hereby waived by Subtenant. If this Sublease is terminated, Subtenant shall be and remain liable to Sublandlord for damages as hereinafter provided and Sublandlord shall be entitled to recover forthwith from Subtenant as damages an amount equal to the total of:

             (i) all sums accrued and unpaid at the time of termination of the Sublease, and

             (ii) the amount of all other sums that would have been payable hereunder if the Sublease had not been terminated, less the net proceeds, if any, of any reletting of the Subleased Premises which reletting Sublandlord shall undertake with reasonable diligence, after deducting all Sublandlord's expenses in connection with such reletting.

No provision(s) of this Sublease shall limit or prejudice the right of Sublandlord to prove for and obtain as liquidated damages by reason of any termination of this Sublease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount referred to above.

                  b. Sublandlord may, on thirty (30) written notice to Subtenant, reenter and take possession of the Subleased Premises or any part thereof, and repossess the same as of Sublandlord's former estate and expel Subtenant and those claiming through or under Subtenant, and without prejudice to any remedies for arrears of rent or preceding breach of covenants. If Sublandlord elects to reenter as provided in this Section 18, or if Sublandlord takes possession pursuant to legal proceedings or pursuant to any notice provided by law, Sublandlord may, from time to time, without terminating this Sublease, relet the Subleased Premises or any part thereof. No such reentry, repossession or reletting of the Subleased Premises by Sublandlord shall be construed as an election on Sublandlord's part to terminate this Sublease unless a written notice of termination is given to Subtenant by Sublandlord. No such reentry, repossession or reletting of the Subleased Premises shall relieve Subtenant of its liability and obligation under this Sublease, all of which shall survive such reentry, repossession or reletting.

         19. Counterparts. This Sublease may be executed in multiple counterparts, and when each party has so executed a counterpart of this Sublease, all counterparts together shall be deemed to be one complete and binding Sublease.

         20. Consent of Landlord. The validity of this Sublease shall be subject to the Landlord's prior written consent hereto pursuant (the "Consent") to the terms of the Master Lease, and if Landlord's consent shall not be obtained and a copy thereof delivered to Subtenant within twenty (20) days of the date hereof, Subtenant shall have the option to cancel this Sublease by notice to Sublandlord within thirty (30) days from the date hereof. Landlord's consent shall not be deemed to create any privity of contract between Subtenant and Landlord.

                           [Left Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

"Sublandlord"
R SQUARED DISTRIBUTING OF COLORADO,
D/B/A VANGARD TECHNOLOGY, INC.
a Colorado Corporation

By: /s/ R Squared Distributing of Colorado
   ----------------------------------------
Printed Name:
             ------------------------------
Its:
    ---------------------------------------
Date:
     --------------------------------------


STATE OF COLORADO

COUNTY OF _____________________

SUBSCRIBED AND SWORN TO before me, a Notary Public, this _________ day of ______________________, 1999 by _____________________________________________ as
__________________________ of ___________________________________.

______________________________________Notary Public

My commission expires:  _______________________________


"Subtenant":
HIGH SPEED ACCESS CORP.
a Delaware corporation

By: /s/ High Speed Access Corp.
   ----------------------------------
Printed Name:
             ------------------------
Its:
    ---------------------------------
Date:
     --------------------------------

STATE OF COLORADO

COUNTY OF ______________________________

SUBSCRIBED AND SWORN TO before me, a Notary Public, this _________ day of ______________________, 1999 by _____________________________________________ as
__________________________ of ___________________________________.

______________________________________Notary Public

My commission expires:  _______________________________